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                                                                      Exhibit 23

                              ACCOUNTANTS' CONSENT



   We consent to the incorporation by reference in the Registration Statement of
H. J. Heinz Company Employees Retirement and Savings Plan on Form S-8 (File No. 2-51719) of our report dated May 28, 1999 on our audits of the financial statements of the H. J. Heinz Company Employees Retirement and Savings Plan as of December 31, 1998 and 1997 and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP



Pittsburgh, Pennsylvania
June 28, 1999